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    FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     This Agreement is made and entered into
effective as of the 31st day of January, 1997 by and between WAYNE VOEGELE, JEROME LANG, RONALD
CARLSON, THOMAS STANFORD, STANFORD VOEGELE AND
KEVIN LANG (collectively "Seller"), and EMERITUS
CORPORATION, a Washington corporation
("Purchaser") and EMERITUS PROPERTIES V, INC.,  a
Washington corporation ("Properties").

                     RECITALS
      A. Seller and Purchaser are parties to that Stock Purchase Agreement dated September 30,1996
(the "Purchase Agreement") with respect to the acquisition by Purchaser of all of the issued and outstanding stock of Englewood Retirement Center, Inc. (the "Corporation").


B.   The Purchase Agreement provides for an
outside closing date of February l, 1997, subject to certain automatic extension provisions in the event Purchaser has not secured a license to operate the Facility (as defined in the Purchase
Agreement) as of February l,1997.

      C.  The Purchase Agreement provides that it
is a condition to the Purchaser's obligation to close that it obtain a license to operate the Facility, which Purchaser has been advised it will not be able to secure as a result of outstanding regulatory issues which must be addressed by Englewood Retirement Center, Inc. (the "Englewood
Regulatory Issues").

     D. Seller and Purchaser have agreed that it is anticipated that it will take no longer than sixty (60) days to resolve the Englewood
Regulatory Issues and have agreed to amend the Purchase Agreement, as well as the Other Purchase
Agreements, to extend the Outside Closing Date until May 1, I 997.

     E.   In connection with the amendment of the
Purchase Agreement to address the extension of the Closing Date, there are certain other matters which Purchaser and Seller are interested in addressing in an amendment to the Purchase
Agreement.

     F.   The Purchase Agreement provides that it
may be amended by written instrument signed by Seller and Purchaser.

     NOW, THEREFORE, in consideration of the
foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                     AGREEMENT

     1. The Purchase Agreement is hereby amended to reflect that by the execution of this Agreement, Purchaser does hereby assign all of its right, title and interest in and to and obligations under the Purchase Agreement to Properties and Properties hereby assumes all the Purchaser's right, title and interest in and to and obligations under the Purchase Agreement and that any and all references to the Purchaser in the Purchase Agreement, the Other Purchase
Agreements and in any documents executed pursuant thereto shall from and after the date hereof be deemed to be references to Properties; provided, however, that nothing herein shall be construed as releasing Emeritus from liability under the Purchase Agreement.

      2. Paragraph I is hereby amended to reflect that immediately after the acquisition of the Stock, Properties and the Corporation shall merge and Properties shall be the surviving entity.
Seller and Purchaser acknowledge, agree and reaffirm that the transaction provided for in the Purchase Agreement is a stock, and not an asset, transaction and that Purchaser shall not make an election under Section 338 of the Internal Revenue
Code without the prior written consent of Seller.

     3.   Paragraph 2 is hereby amended as
follows:

     (a) Purchaser shall receive a credit against the cash due at Closing pursuant to Paragraph 2(b) in the amount of (i) $22,650 as compensation for certain physical plant improvements identified during Purchaser's due diligence review and not corrected as of the Closing Date by the Corporation and (ii) $2,000 to cover any costs which Purchaser may incur after Closing as a result of the encroachment of a carport over an easement granted by the Corporation in favor of Florida Power and Light Company for the installation of overhead and underground electrical utilities.

     (b) In the event that the Closing Date Census
(as defined below) is less than 165 the purchase price shall be reduced by $7,500 for each resident that the Closing Date Census is less than 165 but equal to or greater than 155, such that the maximum purchase price reduction shall be $75,000.
With respect to said purchase price adjustment, the following provisions shall apply:

     (i) For purposes hereof, the term "Closing
Date Census" shall be defined as the sum of the following:

          A.   Each resident residing at the
     Facility on the Closing Date;

          B.   Each resident who died within five
     days prior to the Closing Date and was
     residing at the Facility immediately prior to his/her death;

          C. Each resident for whom a deposit has
     been accepted by the Facility on the Closing
     Date and who moves into the Facility within one month after the Closing Date; and

          D.   Each resident, whether or not a
     deposit has been accepted by the Facility on the Closing Date, who moves into the Facility within two weeks after the Closing Date.

     (ii) In calculating the Closing Date Census, any resident who advises Seller in writing that he/she is moving out prior to the Closing Date as a result of the Rate Increase (as defined below) shall be deemed to be residing at the Facility on the Closing Date.

     (iii) In order to effect the purchase price adjustment provided for in this section (b), a portion of the purchase price in an amount equal to the difference between 165 and the "in house" census on the Closing Date, multiplied by $7,500 shall remain in escrow at Closing. Within forty
(40) days after Closing, Purchaser shall calculate the Closing Date Census and the amount due to each of Purchaser and Seller from escrow and shall provide a written copy of said calculation to Seller. Seller shall have a period often (10) days after its receipt of the Closing Date Census calculation to advise Purchaser whether or not it agrees with the same. In the event Seller advises
Purchaser that it agrees

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with the Closing Date Census calculation, then
Purchaser shall provide a copy of the Closing Date
Census calculation to the Escrow Agent and the Escrow Agent shall release the funds being held by it to Seller and/or to Purchaser in accordance with the terms of the Closing Date Census calculation. In the event Seller advises Purchaser that it does not agree with the Closing Date
Census calculation, within five days thereafter
Seller and Purchaser shall submit the Closing Date
Census calculation to mutually agreeable independent certified public accountants (the"
CPA's"), who shall have no business affiliations with either Sellers or Purchaser, for review. The
CPA's shall be directed to complete their review within a period of thirty (30) days after their receipt of the Closing Date Census calculation and to provide the results of their review in writing to Purchaser and to Seller. Purchaser and Seller agree to be bound by the results of the CPA's review. Purchaser and Seller further agree that the cost of said review shall be borne by Seller, in the event the CPA's confirm Purchaser's Closing
Date Census calculation, and shall be borne by Purchaser, in the event the CPA's make any adjustments to Purchaser's Closing Date Census calculation.

     4. Paragraph 3 is hereby amended to provide that the Closing shall take place on May 1, 1997 provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived (the "Closing Date"). Purchaser shall not have any rights to extend the Closing Date except with the consent of Seller which may be granted or withheld in Seller's discretion.

     5. Paragraph 7(c) is hereby amended to read in part as follows:

     c.   THE FACILITY. The facility is a
congregate care and assisted living and Alzheimer care facility commonly known as La Casa Grande of Englewood, located in Englewood, Florida and duly licensed, with respect by the State of Florida as an adult congregate care living facility with a total of 216 licensed beds and 155 licensed units
(the "Facility").

     6.   Paragraph 7(m) is hereby amended by
adding the following at the end: "Seller is not holding any security deposits on behalf of any of the residents of the Facility. Seller is however, holding certain personal funds for certain residents of the Facility, a detailed listing of which will be provided to Purchaser at Closing and which funds will be transferred to Purchaser at Closing."

     7.   Section 10(a) is hereby amended to
include the following as an additional pre-closing covenant of Seller:
xxv. If and when requested by Purchaser, to issue to each resident of the Facility a notice advising them of an increase in the rates at the Facility
(the "Rate Increase"). In the event the amount of the Rate Increase is more than 3% per resident, the Rate Increase shall be subject to the approval of Seller, which approval shall not be unreasonably withheld. Seller and Purchaser shall use their reasonable efforts to agree on a Rate
Increase schedule and to attach the same as an exhibit hereto. The Rate Increase shall be effective as of the date specified by Purchaser, but in no event earlier than thirty (30) days after the date of the Rate Increase notice and shall commence on the first day of the month;
provided, however, in no event shall Seller be required to issue the Rate Increase notice with an effective date prior to the Closing Date, unless
Purchaser has confirmed in writing to Seller prior to the issuance of the Rate Increase notice that it has determined that the conditions to closing set forth in Sections 13(s), (t), (u) and (v) have been

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

satisfied or that it has waived the same if and to the extent not satisfied. Nothing herein shall be construed as prohibiting Seller from issuing the Rate Increase prior to the date requested by Purchaser.

     8. Section 13 is hereby amended to include the following as additional conditions to Closing:

     s.   JANUARY SURVEY. The Purchaser shall be
satisfied that the deficiencies cited in the survey conducted by the Florida Department of Rehabilitative Services on January 22 and 23,1997
(the "January Survey") have been resolved to the satisfaction of the State of Florida and Purchaser, which resolution may include the submission of a Plan of Correction deemed acceptable to the State and to Purchaser and which resolution shall include the discharge from the Facility in a manner which complies with state law of any and all residents deemed by the State during the January Survey to be improperly placed for care in the Facility.

     t.   CENSUS. The census at the Facility on
the Closing Date shall not be less than 150;
provided, however, that in calculating the census, the Rate Increase Residents shall be counted as if they still resided at the Facility on the Closing
Date; and provided, further, that in the event
Purchaser elects to terminate this Agreement as a result of the failure of this condition to Closing, Seller shall have the right on written notice to Purchaser to extend the Closing for a period of thirty (30) days in order to attempt to satisfy this condition to Closing.

     u.   NOTICES.  Seller shall have provided to
Purchaser evidence that it has provided written notice to the Englewood Water District to the effect that there are no adverse possession rights arising from the use of the property to the south of the fence which is located on the Real Property as reflected on Exhibit Q hereto and that the Englewood Water District shall be liable for any costs, damages, liabilities and expenses, including, but not limited to, attorneys fees, which Purchaser may incur as a result of the operation by the Englewood Water District or the Holiday Ventures at Englewood Sewage Treatment
Plant (the "Plant") and the use by the Englewood
Water District of the Real Property to access
River Road from the Plant.

     v.   AFFORDABLE HOUSING. Purchaser shall be
satisfied that the affordable housing conditions imposed on the Real Property and the Facility under the terms of the zoning ordinance No. 93-
077 will not adversely affect its operations at or the financial viability of the Facility.

     9.   Paragraph 17(a)(v) is hereby deleted in
its entirety and the following inserted instead:

     v.   If the Closing has not occured by May 1,199?
       (the "Outside Closing Date") unless the Closing has been extended by Seller pursuant to the rights granted to Seller under Section 13(t) in which case the Outside Closing Date shall be June
       1,1997.

     10. Except as specifically set forth herein, the Purchase Ageement shall remain in full force and effect as originally executed.


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

     IN WITNESS WHEREOF, the parties hereby
execute this Agreement as of the day and year first set forth above.

SELLER:                  /s/ Wayne Voegele

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                         WAYNE VOEGELE

                         /s/ Jerome Lang

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                         JEROME LANG

                         /s/ Ronald Carlson

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                         RONALD CARLSON

                         /s/ Thomas Stanford

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                         THOMAS STANFORD

                         /s/ Stanford Voegele

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                         STANFORD VOEGELE

                         /s/ Kevin Lang

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                         KEVIN LANG

PURCHASER:                    EMERITUS CORPORATION

                         By: /s/ Raymond R.
                    Brandstrom

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                         Its: President

PURCHASER:                    EMERITUS PROPERTIES
V, INC.

                         By: /s/ Raymond R.
     Brandstrom

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                         Its: President













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